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Exhibit 99.15.2

RESTATED SELECTED FINANCIAL INFORMATION

The table below contains selected quarterly financial data from footnote 13 to the consolidated financial statements filed as part of the 1996 Annual Report on Form 10-K of Healthcare Realty Trust Incorporated,
restated to reflect the adoption of FASB Statement No. 128 (Dollars in thousands, except per share data).

                                                                         Quarter Ended
                                                March 31         June 30            September 30     December 31
                                                --------         -------            ------------     -----------
1996
Total revenue                               $        8,983   $        9,136   $            9,509   $        10,947
Net income                                  $        4,758   $        4,952   $            4,914   $         5,107
Funds from operations                       $        6,736   $        6,930   $            6,937   $         7,434
Net income per share - Basic                $         0.37   $         0.38   $             0.38   $          0.38
Net income per share - Diluted              $         0.36   $         0.38   $             0.37   $          0.38
Funds from operations per share - Basic     $         0.52   $         0.54   $             0.54   $          0.56
Funds from operations per share - Diluted   $         0.51   $         0.52   $             0.53   $          0.55

1995
Total revenue                               $        7,894   $        7,978   $            8,377   $         9,112
Net income                                  $        4,505   $        4,519   $            4,526   $         4,707
Funds from operations                       $        6,308   $        6,340   $            6,414   $         6,429
Net income per share - Basic                $         0.35   $         0.35   $             0.35   $          0.36
Net income per share - Diluted              $         0.35   $         0.35   $             0.35   $          0.36
Funds from operations per share - Basic     $         0.49   $         0.49   $             0.50   $          0.50
Funds from operations per share - Diluted   $         0.49   $         0.49   $             0.49   $          0.49
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